UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2021

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 22C, New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 489-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	DCTH	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On October 20, 2021, Christine Padula informed Delcath Systems, Inc. (the “Company”) of her intention to resign as interim principal accounting officer of the Company, effective November 15, 2021, to pursue a new opportunity. Ms. Padula’s resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Ms. Padula for her contributions. The Board of Directors of the Company has commenced a search for her replacement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELCATH SYSTEMS, INC.

Date: October 26, 2021	By:	/s/ Gerard Michel
Name: Gerard Michel
Title: Chief Executive Officer